Exhibit 10.26
                            FIRST AMENDMENT
                                 TO THE
                           FEE DEFERRAL PLAN
                      FOR NON-EMPLOYEE DIRECTORS OF
                   INTERNATIONAL MULTIFOODS CORPORATION
               (Amended and Restated as of September 17, 1993)


     Section 4.4 of the Fee Deferral Plan for Non-Employee Directors of International Multifoods Corporation (Amended and Restated as of
September 17, 1993) is amended effective January 1, 1997, to read as follows:


4.4 The Account Balance of each Participant shall be credited as of the last day of each calendar quarter with interest at a rate equal to one-fourth of the annual rate reported for such date (or the next preceding business day) in the Federal Reserve Statistical Release as the yield on U.S. Treasury Bills with a constant maturity of 10 years. Such interest shall be credited based on the Account Balance as of the first day of the calendar quarter, reduced by any withdrawals or distributions made from the Account during the calendar quarter.